Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Acurx Pharmaceuticals, Inc. on Form S-8 of our report dated April 2, 2021, on our audits of the financial statements of Acurx Pharmaceuticals, LLC as of December 31, 2020 and 2019 and for the years then ended, which includes an explanatory paragraph related to Acurx Pharmaceuticals, LLC’s ability to continue as a going concern.

/s/ CohnReznick LLP

Parsippany, New Jersey

July 19, 2021